RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR
                           RFMSI SERIES 2004-S5 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S5

                 $ 953,415       0.00%     CLASS I-A-P CERTIFICATES

                 $ 58,762        0.00%     CLASS II-A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated May 24, 2004
                                       to
                         Prospectus dated July 24, 2003
         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 24, 2004.
         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:
         UBS Securities LLC as the Class PO underwriter will offer the Class I-A-P Certificates and Class II-A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 69.28% of the aggregate certificate principal balance of the Class I-A-P Certificates and Class II-A-P Certificates. It is expected that delivery of the Class I-A-P Certificates and Class II-A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class I-A-P Certificates and Class II-A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.
         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class I-A-P Certificates and Class II-A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class I-A-P Certificates and Class II-A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class I-A-P Certificates and Class II-A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class I-A-P Certificates or Class II-A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class I-A-P Certificates and Class II-A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class I-A-P Certificates or Class II-A-P Certificates will develop, or if it does develop, that it will continue.
                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the group I loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group I loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                           CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                  NUMBER OF                         PERCENTAGE OF        AVERAGE           WEIGHTED AVERAGE
                                   GROUP I         PRINCIPAL           GROUP I          PRINCIPAL              LOAN-TO-
    CREDIT SCORE RANGE              LOANS           BALANCE             LOANS            BALANCE              VALUE RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
580 - 599....................          1         $    347,021            0.37%         $    347,021               84.00%
620 - 639....................          1              122,761            0.13               122,761               68.00
640 - 659....................          5            1,261,442            1.35               252,288               69.24
660 - 679....................          5            2,000,560            2.15               400,112               59.43
680 - 699....................         11            4,285,294            4.60               389,572               56.28
700 - 719....................         27           10,230,685           10.99               378,914               52.57
720 - 739....................         12            4,266,153            4.58               355,513               59.66
740 - 759....................         27           11,491,145           12.34               425,598               59.98
760 - 779....................         42           17,231,922           18.51               410,284               54.74
780 - 799....................         55           22,529,538           24.20               409,628               54.47
800 or greater...............         47           19,335,353           20.77               411,390               55.87
                                  ---------      ------------       -------------      ------------        ----------------
     Total..................         233         $ 93,101,874          100.00%         $    399,579               56.04%
                                  =========      ============       =============

As of March 1, 2005, the weighted average credit score of the group I loans was approximately 764.


For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                 MORTGAGE RATES OF THE GROUP I LOANS
                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
    MORTGAGE RATES (%)          LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.625 - 4.749..............       1          $    358,768          0.39%        $    358,768        771           47.00%
4.750 - 4.874..............      16             7,925,850          8.51              495,366        762           55.10
4.875 - 4.999..............     112            47,060,580         50.55              420,184        768           53.84
5.000 - 5.124..............      55            22,683,465         24.36              412,427        766           55.99
5.125 - 5.249..............      23             8,065,586          8.66              350,678        746           61.86
5.250 - 5.374..............      12             3,542,259          3.80              295,188        737           61.94
5.375 - 5.499..............       9             2,549,993          2.74              283,333        749           68.84
5.500 - 5.624..............       2               239,556          0.26              119,778        652           68.06
5.625 - 5.749..............       1                72,353          0.08               72,353        766           78.00
5.750 - 5.874..............       2               603,464          0.65              301,732        799           73.21
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................     233          $ 93,101,874        100.00%        $    399,579        764           56.04%
                             ==========      ============     ============

As of March 1, 2005, the weighted average mortgage rate of the group I loans was approximately 4.9528% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS
                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
  ORIGINAL MORTGAGE LOAN       GROUP I        PRINCIPAL        OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
       BALANCE ($)              LOANS          BALANCE           LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
   100,000 or less.........       14         $    881,075          0.95%        $     62,934        741           60.32%
   100,001 - 200,000.......       21            2,980,389          3.20              141,923        759           56.17
   200,001 - 300,000.......       12            2,916,350          3.13              243,029        755           68.14
   300,001 - 400,000.......       59           20,612,533         22.14              349,365        767           56.99
   400,001 - 500,000.......       64           27,480,811         29.52              429,388        757           56.75
   500,001 - 600,000.......       31           16,253,301         17.46              524,300        774           56.03
   600,001 - 700,000.......       22           13,623,661         14.63              619,257        755           53.23
   700,001 - 800,000.......        3            2,097,862          2.25              699,287        776           58.81
   800,001 - 900,000.......        1              788,923          0.85              788,923        782           27.00
   900,001 - 1,000,000.....        6            5,466,969          5.87              911,162        775           51.79
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      233         $ 93,101,874        100.00%        $    399,579        764           56.04%
                             ==========      ============     ============



                                              ORIGINAL LTV RATIOS OF THE GROUP I LOANS

                                                                                                               WEIGHTED
                                   NUMBER OF                         PERCENTAGE           AVERAGE              AVERAGE
                                    GROUP I       PRINCIPAL          OF GROUP I          PRINCIPAL            LOAN-TO-
  ORIGINAL LTV RATIO (%)             LOANS         BALANCE             LOANS              BALANCE            VALUE RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............           73         $ 29,838,991           32.05%         $   408,753               770
50.01 - 55.00..............           29           14,951,921           16.06              515,583               761
55.01 - 60.00..............           31           12,256,960           13.17              395,386               755
60.01 - 65.00..............           23            8,867,002            9.52              385,522               767
65.01 - 70.00..............           38           13,373,349           14.36              351,930               764
70.01 - 75.00..............           21            8,090,604            8.69              385,267               753
75.01 - 80.00..............           13            4,173,948            4.48              321,073               776
80.01 - 85.00..............            2              588,498            0.63              294,249               657
85.01 - 90.00..............            3              960,602            1.03              320,201               758
                                  ---------      ------------       -------------      ------------        ----------------
      Total................          233         $ 93,101,874          100.00%         $   399,579               764
                                  =========      ============       =============

The weighted average LTV ratio at origination of the group I loans was approximately 56.04%.


                                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
          STATE                 LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................        2         $    692,486          0.74%        $    346,243        792           61.88%
Arkansas...................        2              418,441          0.45              209,220        777           68.07
Arizona....................        6            2,446,320          2.63              407,720        794           64.14
California.................      104           46,061,174         49.47              442,896        767           51.25
Colorado...................        4            1,748,292          1.88              437,073        782           48.62
Connecticut................        4            1,663,371          1.79              415,843        798           53.62
Florida....................        8            2,802,159          3.01              350,270        743           59.90
Georgia....................        1              300,950          0.32              300,950        806           79.00
Illinois...................       10            4,275,613          4.59              427,561        766           61.26
Indiana....................        1               85,745          0.09               85,745        766           70.00
Kentucky...................        1               55,604          0.06               55,604        684           76.00
Louisiana..................        2              793,865          0.85              396,932        706           56.09
Massachusetts..............        8            3,362,103          3.61              420,263        719           64.06
Maryland...................        6            1,926,162          2.07              321,027        760           53.66
Michigan...................        4            1,633,719          1.75              408,430        773           49.30
Minnesota..................        3            1,324,620          1.42              441,540        769           51.68
Missouri...................        1              241,477          0.26              241,477        754           84.00
North Carolina.............        1              507,302          0.54              507,302        776           49.00
Nebraska...................        1              679,743          0.73              679,743        743           51.00
New Jersey.................        5            2,500,902          2.69              500,180        750           48.95
New Mexico.................        2              568,828          0.61              284,414        773           84.34
Nevada.....................        4            1,602,887          1.72              400,722        718           60.55
New York...................        3              923,246          0.99              307,749        743           59.40
Ohio.......................        1              447,096          0.48              447,096        780           57.00
Oregon.....................        1               63,143          0.07               63,143        769           67.00
Pennsylvania...............        2              750,237          0.81              375,118        797           55.57
South Carolina.............        1               34,519          0.04               34,519        710           60.00
Tennessee..................        3            1,105,383          1.19              368,461        777           77.55
Texas......................       23            6,804,070          7.31              295,829        753           68.61
Utah.......................        1              411,200          0.44              411,200        787           67.00
Virginia...................        6            2,087,723          2.24              347,954        766           56.07
Washington.................        7            3,237,081          3.48              462,440        755           63.35
Wisconsin..................        4            1,423,072          1.53              355,768        780           64.79
Wyoming....................        1              123,340          0.13              123,340        804           65.00
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      233         $ 93,101,874        100.00%        $    399,579        764           56.04%
                             ==========      ============     ============

         No more than 1.3% of the group I loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.1% of the group I loans were secured by mortgaged properties located in any one zip code area outside California.



                                                  LOAN PURPOSE OF THE GROUP I LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE          AVERAGE        WEIGHTED      AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I         PRINCIPAL       AVERAGE       LOAN-TO-
     LOAN PURPOSE               LOANS           BALANCE          LOANS             BALANCE      CREDIT SCORE   VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................       12         $  6,078,684          6.53%        $    506,557        772          63.15%
Rate/Term Refinance........      178           72,128,499         77.47              405,216        763          55.06
Equity Refinance...........       43           14,894,691         16.00              346,388        764          57.84
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      233         $ 93,101,874        100.00%        $    399,579        764          56.04%
                             ==========      ============     ============


                            MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS OF THE GROUP I LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
    DOCUMENTATION TYPE          LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      160         $ 65,635,659         70.50%        $    410,223        766           57.44%
Reduced Documentation......       73           27,466,215         29.50              376,250        756           52.67
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      233         $ 93,101,874        100.00%        $    399,579        764           56.04%
                             ==========      ============     ============

         No more than 73.9% of such reduced loan documentation group I loans were secured by mortgaged properties located in California.

         Approximately 13.5% of the group I loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                                OCCUPANCY TYPES OF THE GROUP I LOANS


                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
         OCCUPANCY              LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      229         $ 91,336,278         98.10%        $    398,848        763          55.82%
Second/Vacation............        4            1,765,595          1.90              441,399        783          67.28
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      233         $ 93,101,874        100.00%        $    399,579        764          56.04%
                             ==========      ============     ============



                                            MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS


                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
       PROPERTY TYPE            LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single Family Detached.....      180         $ 69,834,184         75.01%        $    387,968        763           56.13%
Planned Unit Developments
(detached).................       48           21,468,119         23.06              447,252        764           55.63
Condo Low-Rise (less than
5 stories).................        2              900,097          0.97              450,048        776           55.45
Townhouse..................        1              382,523          0.41              382,523        803           56.00
Planned Unit Developments
(attached).................        1              325,794          0.35              325,794        808           58.00
Condo High-Rise
(9 stories or more)........        1              191,157          0.21              191,157        759           66.00
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      233         $ 93,101,874        100.00%        $    399,579        764           56.04%
                             ==========      ============     ============



                                 NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP I LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I        PRINCIPAL       AVERAGE        LOAN-TO-
   NET MORTGAGE RATE (%)        LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.345......................       1          $    358,768         0.39%         $    358,768        771          47.00%
4.470......................      15             6,998,079         7.52               466,539        757          55.51
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      16          $  7,356,847         7.90%         $    459,803        758          55.10%
                             ==========      ============     ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan group I was approximately 0.802129204%.

         The tables regarding the group II loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group II loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                           CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                                  NUMBER OF                         PERCENTAGE            AVERAGE               AVERAGE
                                  GROUP II         PRINCIPAL       OF GROUP II           PRINCIPAL             LOAN-TO-
    CREDIT SCORE RANGE              LOANS           BALANCE           LOANS               BALANCE             VALUE RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
500 - 519..................            1         $    176,002            0.06%         $    176,002               78.00%
520 - 539..................            2              481,611            0.16               240,806               87.38
540 - 559..................            1              400,313            0.13               400,313               80.00
560 - 579..................            2              490,575            0.16               245,287               65.92
580 - 599..................            3            1,121,064            0.37               373,688               72.05
600 - 619..................            3              838,874            0.28               279,625               68.57
620 - 639..................           12            3,742,409            1.24               311,867               70.40
640 - 659..................           15            5,930,041            1.97               395,336               72.17
660 - 679..................           19            6,245,042            2.08               328,686               69.68
680 - 699..................           37           13,994,351            4.65               378,226               66.18
700 - 719..................           60           24,402,337            8.11               406,706               66.32
720 - 739..................           63           24,718,121            8.22               392,351               66.12
740 - 759..................           74           33,596,193           11.17               454,003               64.27
760 - 779..................          124           52,738,781           17.53               425,313               64.87
780 - 799..................          172           80,642,114           26.81               468,850               62.69
800 or greater.............          114           50,550,949           16.81               443,429               63.28
Subtotal with Credit Score.          702         $300,068,778           99.76%         $    427,448               64.65%
                                  ---------      ------------       -------------      ------------        ----------------
Not Available..............            2              734,910            0.24               367,455               55.49
                                  ---------      ------------       -------------      ------------        ----------------
     Total.................          704         $300,803,688          100.00%         $    427,278               64.62%
                                  =========      ============       =============


As of March 1, 2005, the weighted average credit score of the group II loans was approximately 759.


For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


Group II loans indicated as having a credit score that is "Not Available" include certain group II loans where the credit score was not provided by the related seller and group II loans where no credit history can be obtained for the related mortgagor.


                                                MORTGAGE RATES OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                              GROUP II        PRINCIPAL       OF GROUP II        PRINCIPAL       AVERAGE        LOAN-TO-
    MORTGAGE RATES (%)          LOANS          BALANCE           LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
5.250 - 5.374..............        5         $  2,124,580          0.71%        $   424,916         726           59.80%
5.375 - 5.499..............       29           12,919,810          4.30             445,511         756           68.18
5.500 - 5.624..............      171           81,498,724         27.09             476,601         764           62.03
5.625 - 5.749..............      294          122,042,917         40.57             415,112         765           64.44
5.750 - 5.874..............      120           50,358,987         16.74             419,658         753           67.33
5.875 - 5.999..............       67           25,995,613          8.64             387,994         737           65.63
6.000 - 6.124..............       14            5,286,734          1.76             377,624         748           71.20
6.125 - 6.249..............        2              388,183          0.13             194,091         677           64.44
6.250 - 6.374..............        2              188,142          0.06              94,071         666           69.21
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      704         $300,803,688        100.00%        $   427,278         759           64.62%
                             ==========      ============     ============

As of March 1, 2005, the weighted average mortgage rate of the group II loans was approximately 5.6280% per annum.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE          AVERAGE        WEIGHTED       AVERAGE
  ORIGINAL GROUP II LOAN      GROUP II         PRINCIPAL      OF GROUP II         PRINCIPAL       AVERAGE       LOAN-TO-
       BALANCE ($)              LOANS           BALANCE          LOANS             BALANCE      CREDIT SCORE   VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
   100,000 or less.........        8         $    540,253          0.18%        $     67,532        666           71.62%
   100,001 - 200,000.......       51            7,896,488          2.63              154,833        727           66.03
   200,001 - 300,000.......       45           11,038,491          3.67              245,300        733           63.15
   300,001 - 400,000.......      206           74,294,055         24.70              360,651        758           65.90
   400,001 - 500,000.......      205           90,380,021         30.05              440,878        760           66.04
   500,001 - 600,000.......       97           52,372,719         17.41              539,925        764           64.99
   600,001 - 700,000.......       64           40,470,872         13.45              632,357        765           62.42
   700,001 - 800,000.......       12            8,726,479          2.90              727,207        773           67.80
   800,001 - 900,000.......        5            4,390,718          1.46              878,144        758           51.93
   900,001 - 1,000,000.....       11           10,693,592          3.56              972,145        772           53.15
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      704         $ 00,803,688        100.00%        $    427,278        759           64.62%
                             ==========      ============     ============



                                              ORIGINAL LTV RATIOS OF THE GROUP II LOANS

                                                                                                               WEIGHTED
                                  NUMBER OF                          PERCENTAGE          AVERAGE               AVERAGE
                                  GROUP II         PRINCIPAL        OF GROUP II         PRINCIPAL             LOAN-TO-
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS             BALANCE             VALUE RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............          110         $ 47,515,295           15.80%         $   431,957                772
50.01 - 55.00..............           55           23,865,314            7.93              433,915                756
55.01 - 60.00..............           75           34,449,820           11.45              459,331                768
60.01 - 65.00..............           81           35,123,040           11.68              433,618                756
65.01 - 70.00..............          109           48,653,342           16.17              446,361                757
70.01 - 75.00..............           90           37,909,210           12.60              421,213                764
75.01 - 80.00..............          167           68,832,417           22.88              412,170                751
80.01 - 85.00..............            6              987,198            0.33              164,533                735
85.01 - 90.00..............           10            3,101,598            1.03              310,160                711
90.01 - 95.00..............            1              366,454            0.12              366,454                768
                                  ---------      ------------       -------------      ------------        ----------------
      Total................          704         $300,803,688          100.00%         $   427,278                759
                                  =========      ============       =============

The weighted average LTV ratio at origination of the group II loans was approximately 64.62%.


                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS


                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                              GROUP II         PRINCIPAL      OF GROUP II        PRINCIPAL       AVERAGE        LOAN-TO-
          STATE                 LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................        1         $    401,668          0.13%        $    401,668        704           68.00%
Arkansas...................        1              483,097          0.16              483,097        739           55.00
Arizona....................       13            6,036,195          2.01              464,323        777           66.71
California.................      345          151,077,150         50.22              437,905        765           60.47
Colorado...................       11            3,923,189          1.30              356,654        766           66.49
Connecticut................       10            4,435,156          1.47              443,516        778           65.94
District of Columbia.......        9            4,630,619          1.54              514,513        782           76.05
Florida....................        7            2,810,176          0.93              401,454        716           68.80
Georgia....................        7            3,071,594          1.02              438,799        742           73.44
Hawaii.....................        2            1,442,766          0.48              721,383        779           66.60
Iowa.......................        1               83,083          0.03               83,083        714           82.00
Idaho......................        2              819,934          0.27              409,967        785           56.99
Illinois...................       27           12,023,804          4.00              445,326        762           59.97
Indiana....................        1              137,581          0.05              137,581        654           89.00
Kentucky...................        1              492,562          0.16              492,562        667           77.00
Louisiana..................        3              831,592          0.28              277,197        711           68.80
Massachusetts..............       29           13,436,969          4.47              463,344        746           69.82
Maryland...................       22            9,985,998          3.32              453,909        763           72.67
Maine......................        1              222,963          0.07              222,963        721           49.00
Michigan...................       11            5,202,731          1.73              472,976        756           67.78
Minnesota..................        8            2,841,230          0.94              355,154        729           69.89
Missouri...................        2              810,950          0.27              405,475        762           80.00
North Carolina.............        7            1,981,130          0.66              283,019        762           70.44
Nebraska...................        1              466,150          0.15              466,150        823           44.00
New Hampshire..............        1              182,991          0.06              182,991        765           78.00
New Jersey.................        9            3,635,637          1.21              403,960        792           69.35
New Mexico.................        4            1,171,449          0.39              292,862        775           76.38
Nevada.....................        5            2,084,246          0.69              416,849        742           67.32
New York...................       16            5,850,911          1.95              365,682        748           63.84
Ohio.......................        5            2,016,153          0.67              403,231        732           76.08
Oklahoma...................        1              112,530          0.04              112,530        570           69.00
Oregon.....................        7            2,399,747          0.80              342,821        780           69.45
Pennsylvania...............        9            4,411,863          1.47              490,207        757           69.67
Rhode Island...............        3              952,392          0.32              317,464        713           68.62
South Carolina.............        4            1,363,043          0.45              340,761        733           70.83
Texas......................       23            8,680,519          2.89              377,414        723           70.07
Utah.......................        6            2,680,268          0.89              446,711        736           72.22
Virginia...................       45           19,463,062          6.47              432,512        752           68.96
Washington.................       37           14,368,984          4.78              388,351        751           70.47
Wisconsin..................        7            3,781,607          1.26              540,230        753           71.42
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      704         $300,803,688        100.00%        $    427,278        759           64.62%
                             ==========      ============     ============

         No more than 0.9% of the group II loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.8% of the group II loans were secured by mortgaged properties located in any one zip code area outside California.

                                                 LOAN PURPOSE OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE          AVERAGE        WEIGHTED      AVERAGE
                               GROUP I         PRINCIPAL       OF GROUP I         PRINCIPAL       AVERAGE       LOAN-TO-
     LOAN PURPOSE               LOANS           BALANCE          LOANS             BALANCE      CREDIT SCORE   VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      117         $ 48,610,094         16.16%        $    415,471        747           74.69%
Rate/Term Refinance........      472          201,972,590         67.14              427,908        764           62.77
Equity Refinance...........      115           50,221,005         16.70              436,704        753           62.33
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      704         $300,803,688        100.00%        $    427,278        759           64.62%
                             ==========      ============     ============




                            MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                              GROUP II         PRINCIPAL      OF GROUP II        PRINCIPAL       AVERAGE        LOAN-TO-
    DOCUMENTATION TYPE          LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      551         $240,473,685         79.94%        $    436,431        761          66.66%
Reduced Documentation......      153           60,330,004         20.06              394,314        752          56.50
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      704         $300,803,688        100.00%        $    427,278        759          64.62%
                             ==========      ============     ============

         No more than 63.5% of such reduced loan documentation group II loans were secured by mortgaged properties located in California.

         Approximately 14.1% of the group II loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                           OCCUPANCY TYPES OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                              GROUP II         PRINCIPAL      OF GROUP II        PRINCIPAL       AVERAGE        LOAN-TO-
         OCCUPANCY              LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      695         $295,844,975        98.35%         $   425,676         760          64.78%
Second/Vacation............        9            4,958,714         1.65              550,968         749          55.49
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      704         $300,803,688       100.00%         $   427,278         759          64.62%
                             ==========      ============     ============



                                           MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                              GROUP II         PRINCIPAL      OF GROUP II        PRINCIPAL       AVERAGE        LOAN-TO-
       PROPERTY TYPE            LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single Family Detached.....      528         $221,152,991         73.52%        $    418,850        759           64.72%
Planned Unit Developments
(detached).................      143           65,570,708         21.80              458,536        762           63.29
Condo Low-Rise (less than
5 stories).................       10            3,705,428          1.23              370,543        773           74.37
Townhouse..................        7            3,529,122          1.17              504,160        767           72.35
Two- to four-family Units..        6            3,172,276          1.05              528,713        734           59.68
Planned Unit Developments
(attached).................        8            2,933,346          0.98              366,668        742           71.06
Condo High-Rise
(9 stories or more)........        2              739,818          0.25              369,909        772           64.50
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      704         $300,803,688        100.00%        $    427,278        759           64.62%
                             ==========      ============     ============



                                 NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       AVERAGE
                              GROUP II         PRINCIPAL      OF GROUP II        PRINCIPAL       AVERAGE        LOAN-TO-
   NET MORTGAGE RATE (%)        LOANS           BALANCE          LOANS            BALANCE      CREDIT SCORE    VALUE RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.970......................        5         $  2,124,580         0.71%         $    424,916        726          59.80%
5.095......................       29           12,919,810         4.30               445,511        756          68.18
5.220......................      170           80,855,920        26.88               475,623        764          62.08
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      204         $ 95,900,310        31.88%         $    470,100        762          62.85%
                             ==========      ============     ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan group II was approximately 0.997688898%.

         The decrement tables for the Class I-A-P Certificates and Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement tables:



                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS I-A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      99         95        89         83          79
April 2007.............................................      97         88        75         63          55
April 2008.............................................      95         81        62         47          38
April 2009.............................................      94         75        52         35          26
April 2010.............................................      92         69        43         26          18
April 2011.............................................      90         64        36         19          12
April 2012.............................................      88         58        30         14           8
April 2013.............................................      86         54        25         11           6
April 2014.............................................      84         49        21          8           4
April 2015.............................................      81         45        17          6           3
April 2016.............................................      79         41        14          4           2
April 2017.............................................      76         37        12          3           1
April 2018.............................................      73         34         9          2           1
April 2019.............................................      70         30         8          2           1
April 2020.............................................      67         27         6          1           *
April 2021.............................................      64         24         5          1           *
April 2022.............................................      60         22         4          1           *
April 2023.............................................      57         19         3          *           *
April 2024.............................................      53         17         3          *           *
April 2025.............................................      49         14         2          *           *
April 2026.............................................      44         12         2          *           *
April 2027.............................................      40         10         1          *           *
April 2028.............................................      35          9         1          *           *
April 2029.............................................      30          7         1          *           *
April 2030.............................................      24          5         *          *           *
April 2031.............................................      19          4         *          *           *
April 2032.............................................      13          2         *          *           *
April 2033.............................................       6          1         *          *           *
April 2034.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........    18.2       10.5       5.8        3.8         3.1

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS iI-A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%        100%      250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      95         91        86         80          76
April 2007.............................................      89         81        69         58          51
April 2008.............................................      84         71        55         41          33
April 2009.............................................      78         62        43         29          22
April 2010.............................................      71         54        34         20          14
April 2011.............................................      65         46        26         14           9
April 2012.............................................      58         38        20          9           6
April 2013.............................................      51         32        15          6           3
April 2014.............................................      43         25        11          4           2
April 2015.............................................      35         19         7          3           1
April 2016.............................................      27         14         5          1           1
April 2017.............................................      18          9         3          1           *
April 2018.............................................       9          4         1          *           *
April 2019.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........     7.8        6.0       4.3        3.2         2.7

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement tables above and the pre-tax yield to maturity tables below assume, among other things, the following structuring assumptions:

         o the Class I-A-P Certificates and Class II-A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each group I loan and group II loan has been based on its outstanding balance and interest rate as of March 1, 2005, and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                  GROUP I LOANS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $97,222,106.54       $206,430,080.63
Weighted average mortgage rate.........     5.4766139515%               5.6982%
Weighted average servicing fee rate....     0.2800000000%               0.3299%
Weighted average original term to
maturity (months)......................              360                   360
Weighted average remaining term
to maturity (months)...................              347                   346


                        ASSUMED MORTGAGE CHARACTERISTICS

                                 GROUP II LOANS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $7,866,483.67        $85,790,763.02
Weighted average mortgage rate.........    4.7442991082%               4.9707%
Weighted average servicing fee rate....    0.2800000000%               0.3300%
Weighted average original term to
maturity (months)......................             180                   179
Weighted average remaining term
to maturity (months)...................             167                   166

The pre-tax yield to maturity tables for the Class I-A-P Certificates and Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in their entirety and replaced with the following pre-tax yield to maturity tables:


                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$699,903......................  2.0%    3.7%    7.0%    10.7%    13.2%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$47,634.......................  3.6%    4.8%    7.0%    9.5%     11.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement tables and yield tables in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $41,799,848         156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
...............30 to 59 days      2,081           485,414           2,147            488,965          1,968        469,058
...............60 to 89 days        297            66,720             336             72,625            327         75,698
.............90 days or more        301            69,148             307             68,860            333         76,136
Foreclosures Pending.......        419           100,940             340             81,219            350         91,964
Total Delinquent Loans.....      3,098       $   722,221           3,130        $   711,669          2,978    $   712,856
Percent of Loan
    Portfolio..............     1.943%            1.728%          1.996%             1.701%         2.092%         1.871%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754       $29,652,506          61,336        $19,562,648         51,674    $17,633,235
Period of Delinquency
...............30 to 59 days      1,391           350,118             813            202,438            354        101,882
...............60 to 89 days        256            59,355             180             37,722             80         18,514
.............90 days or more        277            67,047             229             51,671             99         22,840
Foreclosures Pending.......        333            80,326             243             58,402            139         31,349
Total Delinquent Loans.....      2,257       $   556,846           1,465        $   350,233            672    $   174,585
Percent of Loan
    Portfolio..............     2.155%            1.878%          2.388%             1.790%         1.300%         0.990%

----------------
*The tables relate to the mortgage loans referred to above.
*The Period of Delinquency which is "90 days or more" does not include foreclosures pending.



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    31,572        $5,733,023          29,442         $5,424,670         26,174     $4,923,160
Period of Delinquency
...............30 to 59 days       476            87,173             481             80,450            436         72,245
...............60 to 89 days        72            13,317              85             14,464             71         13,138
.............90 days or more        68            14,146              57             12,443             64         12,292
Foreclosures Pending.......       113            23,846              87             17,435             79         22,361
Total Delinquent Loans.....       729        $  138,482             710         $  124,791            650     $  120,036
Percent of Loan
    Portfolio..............    2.309%            2.416%          2.412%             2.300%         2.483%         2.438%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.......    20,813        $4,388,764          15,134         $3,902,833         12,980     $3,701,651
Period of Delinquency
...............30 to 59 days       303            56,489             221             45,326             80         18,542
...............60 to 89 days        62            12,354              38              7,098             21          4,011
.............90 days or more        66            16,163              55              9,585             15          2,980
Foreclosures Pending.......        68            14,099              53             11,232             26          5,253
Total Delinquent Loans.....       499        $   99,105             367         $   73,241            142     $   30,786
Percent of Loan
    Portfolio..............    2.398%            2.258%          2.425%             1.877%         1.094%         0.832%

----------------
*The tables relate to the mortgage loans referred to above.
*The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                                DECEMBER 31, 1999      DECEMBER 31, 2000       DECEMBER 31, 2001
                              --------------------    --------------------    --------------------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $        41,799,848     $        41,837,077     $        38,092,093
Average Portfolio Balance..   $        41,744,291     $        41,712,987     $        40,578,437
Foreclosed Loans...........   $            36,732     $            18,166     $            11,865
Liquidated Foreclosed Loans   $            40,097     $            57,997     $            35,574
Foreclosed Loans Ratio.....                0.088%                  0.043%                  0.031%
Gross Loss.................   $             6,022     $            16,608     $             9,085
Gross Loss Ratio...........                0.014%                  0.040%                  0.022%
Covered Loss...............   $             3,549     $             6,438     $             5,451
Net Loss...................   $             2,473     $            10,170     $             3,633
Net Loss Ratio.............                0.006%                  0.024%                  0.009%
Excess Recovery............   $               333     $                39     $                 5


                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                               DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004
                              --------------------    --------------------    --------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $        29,652,506     $        19,562,648     $        17,633,235
Average Portfolio Balance..   $        34,185,451     $        23,080,737     $        17,999,485
Foreclosed Loans...........   $            13,924     $             9,435     $             2,109
Liquidated Foreclosed Loans   $            30,193     $            28,302     $            16,609
Foreclosed Loans Ratio.....                 0.047%                  0.048%                  0.012%
Gross Loss.................   $             5,871     $             5,331     $             2,922
Gross Loss Ratio...........                 0.017%                  0.023%                  0.016%
Covered Loss...............   $             3,056     $            4,219      $            1,648
Net Loss...................   $             2,816     $             1,112     $             1,274
Net Loss Ratio.............                 0.008%                  0.005%                  0.007%
Excess Recovery............   $               108     $                18     $                68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                                DECEMBER 31, 1999      DECEMBER 31, 2000       DECEMBER 31, 2001
                              --------------------    --------------------    --------------------
                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $         5,733,023     $         5,424,670     $         4,923,160
Average Portfolio Balance..   $         6,483,857     $         5,497,288     $         5,208,164
Foreclosed Loans...........   $             7,705     $             2,749     $               841
Liquidated Foreclosed Loans   $             7,487     $            10,220     $             5,253
Foreclosed Loans Ratio.....                 0.134%                  0.051%                  0.017%
Gross Loss.................   $             1,142     $             4,343     $             1,657
Gross Loss Ratio...........                 0.018%                  0.079%                  0.032%
Covered Loss...............   $               561     $               895     $             1,202
Net Loss...................   $               581     $             3,449     $               456
Net Loss Ratio.............                 0.009%                  0.063%                  0.009%
Excess Recovery............   $               148     $                25     $                 0


                                  AT OR FOR THE         AT OR FOR THE            AT OR FOR THE
                                   YEAR ENDED             YEAR ENDED              YEAR ENDED
                               DECEMBER 31, 2002       DECEMBER 31, 2003       DECEMBER 31, 2004
                              --------------------    --------------------    --------------------
                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......   $         4,388,764     $         3,902,833     $         3,701,651
Average Portfolio Balance..   $         4,572,334     $         4,082,685     $         3,702,764
Foreclosed Loans...........   $             3,323     $             2,051     $               798
Liquidated Foreclosed Loans   $             3,685     $             5,319     $             2,680
Foreclosed Loans Ratio.....                 0.076%                  0.053%                  0.022%
Gross Loss.................   $             1,047     $             1,473     $               581
Gross Loss Ratio...........                 0.023%                  0.036%                  0.016%
Covered Loss...............   $               462     $               884     $               227
Net Loss...................   $               585     $               589     $               353
Net Loss Ratio.............                 0.013%                  0.014%                  0.010%
Excess Recovery............   $                 0     $                 0     $                15

          The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class I-A-P Certificates and Class II-A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:45                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5(POOL #  4843)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4843
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XJM6    13,500,000.00  13,003,977.03     5.250000  %     31,506.05
I-A-2   76111XJN4    25,000,000.00  23,777,058.54     5.250000  %     77,677.96
I-A-3   76111XJP9   160,873,000.00 151,077,728.10     5.250000  %    622,169.42
I-A-4   76111XJQ7    18,442,000.00  18,442,000.00     5.250000  %          0.00
I-A-5   76111XJR5    20,700,000.00  20,700,000.00     5.250000  %          0.00
I-A-6   76111XJS3       225,000.00     225,000.00     5.250000  %          0.00
I-A-7   76111XJT1    13,133,000.00  12,602,481.85     5.250000  %     77,120.39
I-A-8   76111XJU8     2,733,200.00   2,733,200.00     4.250000  %          0.00
I-A-9   76111XJV6    10,932,800.00  10,932,800.00     5.500000  %          0.00
I-A-10  76111XJW4    16,913,000.00  17,437,808.65     5.250000  %          0.00
I-A-11  76111XJX2       184,000.00     189,709.50     5.250000  %          0.00
I-A-12  76111XJY0    29,957,000.00  29,957,000.00     5.250000  %          0.00
I-A-13  76111XJZ7       784,000.00     784,000.00     5.250000  %          0.00
II-A-1  76111XKA0   100,032,000.00  96,342,834.92     4.500000  %    783,930.33
I-A-P   76111XKB8     1,037,881.63   1,020,322.42     0.000000  %      1,457.00
I-A-V   76111XKC6             0.00           0.00     0.081535  %          0.00
II-A-P  76111XKD4        70,112.73      67,896.31     0.000000  %      2,572.22
II-A-V  76111XKE2             0.00           0.00     0.127609  %          0.00
R-I     76111XKF9           100.00           0.00     5.250000  %          0.00
R-II    76111XKG7           100.00           0.00     4.500000  %          0.00
R-III   76111XKH5           100.00           0.00     5.250000  %          0.00
I-M-1   76111XKJ1     4,674,400.00   4,638,746.20     5.250000  %      5,241.21
I-M-2   76111XKK8     1,289,200.00   1,279,366.68     5.250000  %      1,445.53
I-M-3   76111XKL6       644,700.00     639,782.58     5.250000  %        722.88
II-M-1  76111XKM4       506,400.00     492,622.32     4.500000  %      2,004.75
II-M-2  76111XKN2       202,500.00     196,990.56     4.500000  %        801.66
II-M-3  76111XKP7       151,800.00     147,669.96     4.500000  %        600.95
I-B-1   76111XKQ5       644,600.00     639,683.34     5.250000  %        722.76
I-B-2   76111XKR3       322,300.00     319,841.67     5.250000  %        361.38
I-B-3   76111XKS1       322,353.82     319,895.08     5.250000  %        361.44
II-B-1  76111XKT9       101,200.00      98,446.64     4.500000  %        400.63
II-B-2  76111XKU6        50,600.00      49,223.32     4.500000  %        200.32
II-B-3  76111XKV4       101,284.55      98,528.89     4.500000  %        400.97

-------------------------------------------------------------------------------
                  423,528,632.73   408,214,614.56                  1,609,697.85
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1      56,892.40     88,398.45            0.00       0.00     12,972,470.98
I-A-2     104,024.63    181,702.59            0.00       0.00     23,699,380.58
I-A-3     660,965.06  1,283,134.48            0.00       0.00    150,455,558.68
I-A-4      80,683.75     80,683.75            0.00       0.00     18,442,000.00
I-A-5      90,562.50     90,562.50            0.00       0.00     20,700,000.00
I-A-6         984.38        984.38            0.00       0.00        225,000.00
I-A-7      55,135.86    132,256.25            0.00       0.00     12,525,361.46
I-A-8       9,680.08      9,680.08            0.00       0.00      2,733,200.00
I-A-9      50,108.67     50,108.67            0.00       0.00     10,932,800.00
I-A-10          0.00          0.00       76,290.41       0.00     17,514,099.06
I-A-11          0.00          0.00          829.98       0.00        190,539.48
I-A-12    131,061.87    131,061.87            0.00       0.00     29,957,000.00
I-A-13      3,430.00      3,430.00            0.00       0.00        784,000.00
II-A-1    361,285.63  1,145,215.96            0.00       0.00     95,558,904.59
I-A-P           0.00      1,457.00            0.00       0.00      1,018,865.42
I-A-V      21,112.25     21,112.25            0.00       0.00              0.00
II-A-P          0.00      2,572.22            0.00       0.00         65,324.09
II-A-V     10,367.58     10,367.58            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
I-M-1      20,294.51     25,535.72            0.00       0.00      4,633,504.99
I-M-2       5,597.23      7,042.76            0.00       0.00      1,277,921.15
I-M-3       2,799.05      3,521.93            0.00       0.00        639,059.70
II-M-1      1,847.33      3,852.08            0.00       0.00        490,617.57
II-M-2        738.71      1,540.37            0.00       0.00        196,188.90
II-M-3        553.76      1,154.71            0.00       0.00        147,069.01
I-B-1       2,798.61      3,521.37            0.00       0.00        638,960.58
I-B-2       1,399.31      1,760.69            0.00       0.00        319,480.29
I-B-3       1,399.54      1,760.98            0.00       0.00        319,533.64
II-B-1        369.17        769.80            0.00       0.00         98,046.01
II-B-2        184.59        384.91            0.00       0.00         49,023.00
II-B-3        369.48        770.45            0.00       0.00         98,127.92

-------------------------------------------------------------------------------
        1,674,645.95  3,284,343.80       77,120.39       0.00    406,682,037.10
===============================================================================















Run:        04/26/05     10:32:45
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5(POOL #  4843)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4843
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   963.257558    2.333781     4.214252     6.548033   0.000000  960.923776
I-A-2   951.082342    3.107118     4.160985     7.268103   0.000000  947.975223
I-A-3   939.111772    3.867457     4.108614     7.976071   0.000000  935.244315
I-A-4  1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.375022     4.375022   0.000000 1000.000000
I-A-7   959.604192    5.872260     4.198268    10.070528   0.000000  953.731932
I-A-8  1000.000000    0.000000     3.541665     3.541665   0.000000 1000.000000
I-A-9  1000.000000    0.000000     4.583334     4.583334   0.000000 1000.000000
I-A-10 1031.029897    0.000000     0.000000     0.000000   4.510756 1035.540653
I-A-11 1031.029892    0.000000     0.000000     0.000000   4.510761 1035.540653
I-A-12 1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-13 1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
II-A-1  963.120151    7.836796     3.611701    11.448497   0.000000  955.283355
I-A-P   983.081682    1.403821     0.000000     1.403821   0.000000  981.677861
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  968.387649   36.686776     0.000000    36.686776   0.000000  931.700874
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-M-1   992.372540    1.121258     4.341629     5.462887   0.000000  991.251282
I-M-2   992.372543    1.121261     4.341630     5.462891   0.000000  991.251282
I-M-3   992.372548    1.121266     4.341632     5.462898   0.000000  991.251282
II-M-1  972.792899    3.958827     3.647966     7.606793   0.000000  968.834072
II-M-2  972.792887    3.958815     3.647951     7.606766   0.000000  968.834072
II-M-3  972.792899    3.958827     3.647958     7.606785   0.000000  968.834072
I-B-1   992.372535    1.121253     4.341623     5.462876   0.000000  991.251282
I-B-2   992.372535    1.121253     4.341638     5.462891   0.000000  991.251282
I-B-3   992.372534    1.121252     4.341627     5.462879   0.000000  991.251282
II-B-1  972.792866    3.958794     3.647925     7.606719   0.000000  968.834072
II-B-2  972.792965    3.958893     3.648024     7.606917   0.000000  968.834072
II-B-3  972.792918    3.958847     3.647940     7.606787   0.000000  968.834072

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       85,041.85
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    22,724.66

SUBSERVICER ADVANCES THIS MONTH                                        1,857.30
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     334,017.25

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     406,682,037.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          960

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      784,703.01

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.81467960 %     0.37372960 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.80970590 %     0.37453620 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            4,235,286.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,223,126.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.46712500
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              306.65

POOL TRADING FACTOR:                                                96.02232427


Run:     04/26/05     10:32:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       64,732.54
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    16,585.20

SUBSERVICER ADVANCES THIS MONTH                                        1,857.30
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     334,017.25

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     309,978,736.01

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          721

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      390,541.39

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.46938500 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.46618900 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,223,126.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,223,126.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.62821424
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              349.50

POOL TRADING FACTOR:                                                96.17331185


Run:     04/26/05     10:32:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,309.31
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,139.46

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      96,703,301.10

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          239

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      394,161.62

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.88789600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.88338700 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,012,160.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,000,000.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          4.95075794
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              169.30

POOL TRADING FACTOR:                                                95.54151883

Run:        04/26/05     10:57:35                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5(POOL #  4843)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4843
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XJM6    13,500,000.00  12,972,470.98     5.250000  %     89,633.40
I-A-2   76111XJN4    25,000,000.00  23,699,380.58     5.250000  %    220,990.57
I-A-3   76111XJP9   160,873,000.00 150,455,558.68     5.250000  %  1,770,046.07
I-A-4   76111XJQ7    18,442,000.00  18,442,000.00     5.250000  %          0.00
I-A-5   76111XJR5    20,700,000.00  20,700,000.00     5.250000  %          0.00
I-A-6   76111XJS3       225,000.00     225,000.00     5.250000  %          0.00
I-A-7   76111XJT1    13,133,000.00  12,525,361.46     5.250000  %     77,457.79
I-A-8   76111XJU8     2,733,200.00   2,733,200.00     4.250000  %          0.00
I-A-9   76111XJV6    10,932,800.00  10,932,800.00     5.500000  %          0.00
I-A-10  76111XJW4    16,913,000.00  17,514,099.06     5.250000  %          0.00
I-A-11  76111XJX2       184,000.00     190,539.48     5.250000  %          0.00
I-A-12  76111XJY0    29,957,000.00  29,957,000.00     5.250000  %          0.00
I-A-13  76111XJZ7       784,000.00     784,000.00     5.250000  %          0.00
II-A-1  76111XKA0   100,032,000.00  95,558,904.59     4.500000  %  1,639,383.58
I-A-P   76111XKB8     1,037,881.63   1,018,865.42     0.000000  %     24,217.21
I-A-V   76111XKC6             0.00           0.00     0.081459  %          0.00
II-A-P  76111XKD4        70,112.73      65,324.09     0.000000  %        306.46
II-A-V  76111XKE2             0.00           0.00     0.128085  %          0.00
R-I     76111XKF9           100.00           0.00     5.250000  %          0.00
R-II    76111XKG7           100.00           0.00     4.500000  %          0.00
R-III   76111XKH5           100.00           0.00     5.250000  %          0.00
I-M-1   76111XKJ1     4,674,400.00   4,633,504.99     5.250000  %      5,251.97
I-M-2   76111XKK8     1,289,200.00   1,277,921.15     5.250000  %      1,448.49
I-M-3   76111XKL6       644,700.00     639,059.70     5.250000  %        724.36
II-M-1  76111XKM4       506,400.00     490,617.57     4.500000  %      2,004.64
II-M-2  76111XKN2       202,500.00     196,188.90     4.500000  %        801.62
II-M-3  76111XKP7       151,800.00     147,069.01     4.500000  %        600.92
I-B-1   76111XKQ5       644,600.00     638,960.58     5.250000  %        724.25
I-B-2   76111XKR3       322,300.00     319,480.29     5.250000  %        362.13
I-B-3   76111XKS1       322,353.82     319,533.64     5.250000  %        362.19
II-B-1  76111XKT9       101,200.00      98,046.01     4.500000  %        400.61
II-B-2  76111XKU6        50,600.00      49,023.00     4.500000  %        200.30
II-B-3  76111XKV4       101,284.55      98,127.92     4.500000  %        400.94

-------------------------------------------------------------------------------
                  423,528,632.73   406,682,037.10                  3,835,317.50
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1      56,754.56    146,387.96            0.00       0.00     12,882,837.58
I-A-2     103,684.79    324,675.36            0.00       0.00     23,478,390.01
I-A-3     658,243.07  2,428,289.14            0.00       0.00    148,685,512.61
I-A-4      80,683.75     80,683.75            0.00       0.00     18,442,000.00
I-A-5      90,562.50     90,562.50            0.00       0.00     20,700,000.00
I-A-6         984.38        984.38            0.00       0.00        225,000.00
I-A-7      54,798.46    132,256.25            0.00       0.00     12,447,903.67
I-A-8       9,680.08      9,680.08            0.00       0.00      2,733,200.00
I-A-9      50,108.67     50,108.67            0.00       0.00     10,932,800.00
I-A-10          0.00          0.00       76,624.18       0.00     17,590,723.24
I-A-11          0.00          0.00          833.61       0.00        191,373.09
I-A-12    131,061.88    131,061.88            0.00       0.00     29,957,000.00
I-A-13      3,430.00      3,430.00            0.00       0.00        784,000.00
II-A-1    358,345.89  1,997,729.47            0.00       0.00     93,919,521.01
I-A-P           0.00     24,217.21            0.00       0.00        994,648.21
I-A-V      21,042.10     21,042.10            0.00       0.00              0.00
II-A-P          0.00        306.46            0.00       0.00         65,017.63
II-A-V     10,321.84     10,321.84            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
I-M-1      20,271.58     25,523.55            0.00       0.00      4,628,253.02
I-M-2       5,590.91      7,039.40            0.00       0.00      1,276,472.66
I-M-3       2,795.89      3,520.25            0.00       0.00        638,335.34
II-M-1      1,839.82      3,844.46            0.00       0.00        488,612.93
II-M-2        735.71      1,537.33            0.00       0.00        195,387.28
II-M-3        551.51      1,152.43            0.00       0.00        146,468.09
I-B-1       2,795.45      3,519.70            0.00       0.00        638,236.33
I-B-2       1,397.73      1,759.86            0.00       0.00        319,118.16
I-B-3       1,397.96      1,760.15            0.00       0.00        319,171.45
II-B-1        367.67        768.28            0.00       0.00         97,645.40
II-B-2        183.84        384.14            0.00       0.00         48,822.70
II-B-3        367.98        768.92            0.00       0.00         97,726.98

-------------------------------------------------------------------------------
        1,667,998.02  5,503,315.52       77,457.79       0.00    402,924,177.39
===============================================================================















Run:        04/26/05     10:57:35
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5(POOL #  4843)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4843
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   960.923776    6.639511     4.204041    10.843552   0.000000  954.284265
I-A-2   947.975223    8.839623     4.147392    12.987015   0.000000  939.135600
I-A-3   935.244315   11.002754     4.091694    15.094448   0.000000  924.241561
I-A-4  1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.375022     4.375022   0.000000 1000.000000
I-A-7   953.731932    5.897951     4.172577    10.070528   0.000000  947.833981
I-A-8  1000.000000    0.000000     3.541665     3.541665   0.000000 1000.000000
I-A-9  1000.000000    0.000000     4.583334     4.583334   0.000000 1000.000000
I-A-10 1035.540653    0.000000     0.000000     0.000000   4.530490 1040.071143
I-A-11 1035.540654    0.000000     0.000000     0.000000   4.530489 1040.071143
I-A-12 1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-13 1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
II-A-1  955.283355   16.388591     3.582313    19.970904   0.000000  938.894764
I-A-P   981.677862   23.333306     0.000000    23.333306   0.000000  958.344556
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  931.700931    4.371104     0.000000     4.371104   0.000000  927.329827
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-M-1   991.251281    1.123560     4.336723     5.460283   0.000000  990.127721
I-M-2   991.251278    1.123557     4.336728     5.460285   0.000000  990.127721
I-M-3   991.251282    1.123561     4.336730     5.460291   0.000000  990.127721
II-M-1  968.834070    3.958610     3.633136     7.591746   0.000000  964.875461
II-M-2  968.834078    3.958617     3.633136     7.591753   0.000000  964.875461
II-M-3  968.834090    3.958630     3.633136     7.591766   0.000000  964.875461
I-B-1   991.251286    1.123565     4.336720     5.460285   0.000000  990.127721
I-B-2   991.251270    1.123549     4.336736     5.460285   0.000000  990.127721
I-B-3   991.251269    1.123548     4.336725     5.460273   0.000000  990.127721
II-B-1  968.834057    3.958597     3.633103     7.591700   0.000000  964.875461
II-B-2  968.834156    3.958696     3.633202     7.591898   0.000000  964.875461
II-B-3  968.834109    3.958649     3.633131     7.591780   0.000000  964.875460

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       84,723.87
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    22,666.29

SUBSERVICER ADVANCES THIS MONTH                                        4,772.71
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     672,687.61

 (B)  TWO MONTHLY PAYMENTS:                                    1     176,791.68

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     402,924,177.39

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          953

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,011,351.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.80970590 %     0.37453620 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.79257470 %     0.37742110 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            4,235,286.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,223,126.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.46840500
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              305.74

POOL TRADING FACTOR:                                                95.13505021


Run:     04/26/05     10:57:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       64,586.82
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    16,543.38

SUBSERVICER ADVANCES THIS MONTH                                        4,772.71
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     672,687.61

 (B)  TWO MONTHLY PAYMENTS:                                    1     176,791.68

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     307,864,975.37

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          717

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,762,381.20

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.46618900 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.45182700 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,223,126.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,223,126.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.62835911
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              348.30

POOL TRADING FACTOR:                                                95.51750118


Run:     04/26/05     10:57:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,137.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,122.91

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      95,059,202.02

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          236

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,248,970.47

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.88338700 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.86870600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,012,160.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,000,000.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          4.95036856
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              167.90

POOL TRADING FACTOR:                                                93.91717177

Run:        04/07/05     13:16:56                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5(POOL #  4843)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4843
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XJM6    13,500,000.00  12,882,837.58     5.250000  %    180,841.84
I-A-2   76111XJN4    25,000,000.00  23,478,390.01     5.250000  %    445,864.40
I-A-3   76111XJP9   160,873,000.00 148,685,512.61     5.250000  %  3,571,195.46
I-A-4   76111XJQ7    18,442,000.00  18,442,000.00     5.250000  %          0.00
I-A-5   76111XJR5    20,700,000.00  20,700,000.00     5.250000  %          0.00
I-A-6   76111XJS3       225,000.00     225,000.00     5.250000  %          0.00
I-A-7   76111XJT1    13,133,000.00  12,447,903.67     5.250000  %     77,796.67
I-A-8   76111XJU8     2,733,200.00   2,733,200.00     4.250000  %          0.00
I-A-9   76111XJV6    10,932,800.00  10,932,800.00     5.500000  %          0.00
I-A-10  76111XJW4    16,913,000.00  17,590,723.24     5.250000  %          0.00
I-A-11  76111XJX2       184,000.00     191,373.09     5.250000  %          0.00
I-A-12  76111XJY0    29,957,000.00  29,957,000.00     5.250000  %          0.00
I-A-13  76111XJZ7       784,000.00     784,000.00     5.250000  %          0.00
II-A-1  76111XKA0   100,032,000.00  93,919,521.01     4.500000  %  1,394,890.09
I-A-P   76111XKB8     1,037,881.63     994,648.21     0.000000  %      6,018.85
I-A-V   76111XKC6             0.00           0.00     0.081327  %          0.00
II-A-P  76111XKD4        70,112.73      65,017.63     0.000000  %      2,608.64
II-A-V  76111XKE2             0.00           0.00     0.127787  %          0.00
R-I     76111XKF9           100.00           0.00     5.250000  %          0.00
R-II    76111XKG7           100.00           0.00     4.500000  %          0.00
R-III   76111XKH5           100.00           0.00     5.250000  %          0.00
I-M-1   76111XKJ1     4,674,400.00   4,628,253.02     5.250000  %      5,248.58
I-M-2   76111XKK8     1,289,200.00   1,276,472.66     5.250000  %      1,447.56
I-M-3   76111XKL6       644,700.00     638,335.34     5.250000  %        723.89
II-M-1  76111XKM4       506,400.00     488,612.93     4.500000  %      2,026.26
II-M-2  76111XKN2       202,500.00     195,387.28     4.500000  %        810.27
II-M-3  76111XKP7       151,800.00     146,468.09     4.500000  %        607.39
I-B-1   76111XKQ5       644,600.00     638,236.33     5.250000  %        723.78
I-B-2   76111XKR3       322,300.00     319,118.16     5.250000  %        361.89
I-B-3   76111XKS1       322,353.82     319,171.45     5.250000  %        361.95
II-B-1  76111XKT9       101,200.00      97,645.40     4.500000  %        404.94
II-B-2  76111XKU6        50,600.00      48,822.70     4.500000  %        202.47
II-B-3  76111XKV4       101,284.55      97,726.98     4.500000  %        405.27

-------------------------------------------------------------------------------
                  423,528,632.73   402,924,177.39                  5,692,540.20
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1      56,362.41    237,204.25            0.00       0.00     12,701,995.74
I-A-2     102,717.96    548,582.36            0.00       0.00     23,032,525.61
I-A-3     650,499.12  4,221,694.58            0.00       0.00    145,114,317.15
I-A-4      80,683.75     80,683.75            0.00       0.00     18,442,000.00
I-A-5      90,562.50     90,562.50            0.00       0.00     20,700,000.00
I-A-6         984.37        984.37            0.00       0.00        225,000.00
I-A-7      54,459.58    132,256.25            0.00       0.00     12,370,107.00
I-A-8       9,680.08      9,680.08            0.00       0.00      2,733,200.00
I-A-9      50,108.67     50,108.67            0.00       0.00     10,932,800.00
I-A-10          0.00          0.00       76,959.42       0.00     17,667,682.66
I-A-11          0.00          0.00          837.26       0.00        192,210.35
I-A-12    131,061.88    131,061.88            0.00       0.00     29,957,000.00
I-A-13      3,430.00      3,430.00            0.00       0.00        784,000.00
II-A-1    352,198.20  1,747,088.29            0.00       0.00     92,524,630.92
I-A-P           0.00      6,018.85            0.00       0.00        988,629.36
I-A-V      20,864.85     20,864.85            0.00       0.00              0.00
II-A-P          0.00      2,608.64            0.00       0.00         62,408.99
II-A-V     10,122.74     10,122.74            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
I-M-1      20,248.61     25,497.19            0.00       0.00      4,623,004.44
I-M-2       5,584.57      7,032.13            0.00       0.00      1,275,025.10
I-M-3       2,792.72      3,516.61            0.00       0.00        637,611.45
II-M-1      1,832.30      3,858.56            0.00       0.00        486,586.67
II-M-2        732.70      1,542.97            0.00       0.00        194,577.01
II-M-3        549.26      1,156.65            0.00       0.00        145,860.70
I-B-1       2,792.28      3,516.06            0.00       0.00        637,512.55
I-B-2       1,396.14      1,758.03            0.00       0.00        318,756.27
I-B-3       1,396.38      1,758.33            0.00       0.00        318,809.50
II-B-1        366.17        771.11            0.00       0.00         97,240.46
II-B-2        183.09        385.56            0.00       0.00         48,620.23
II-B-3        366.48        771.75            0.00       0.00         97,321.71

-------------------------------------------------------------------------------
        1,651,976.81  7,344,517.01       77,796.68       0.00    397,309,433.87
===============================================================================















Run:        04/07/05     13:16:56
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5(POOL #  4843)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4843
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   954.284265   13.395692     4.174993    17.570685   0.000000  940.888574
I-A-2   939.135600   17.834576     4.108718    21.943294   0.000000  921.301025
I-A-3   924.241561   22.198849     4.043557    26.242406   0.000000  902.042712
I-A-4  1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.374978     4.374978   0.000000 1000.000000
I-A-7   947.833981    5.923755     4.146774    10.070529   0.000000  941.910226
I-A-8  1000.000000    0.000000     3.541665     3.541665   0.000000 1000.000000
I-A-9  1000.000000    0.000000     4.583334     4.583334   0.000000 1000.000000
I-A-10 1040.071143    0.000000     0.000000     0.000000   4.550312 1044.621454
I-A-11 1040.071128    0.000000     0.000000     0.000000   4.550326 1044.621454
I-A-12 1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-13 1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
II-A-1  938.894764   13.944439     3.520855    17.465294   0.000000  924.950325
I-A-P   958.344551    5.799168     0.000000     5.799168   0.000000  952.545383
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  927.329803   37.206225     0.000000    37.206225   0.000000  890.123578
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-M-1   990.127720    1.122835     4.331809     5.454644   0.000000  989.004885
I-M-2   990.127721    1.122836     4.331810     5.454646   0.000000  989.004885
I-M-3   990.127718    1.122832     4.331813     5.454645   0.000000  989.004885
II-M-1  964.875470    4.001323     3.618286     7.619609   0.000000  960.874147
II-M-2  964.875481    4.001333     3.618272     7.619605   0.000000  960.874147
II-M-3  964.875465    4.001318     3.618314     7.619632   0.000000  960.874147
I-B-1   990.127721    1.122836     4.331803     5.454639   0.000000  989.004885
I-B-2   990.127721    1.122836     4.331803     5.454639   0.000000  989.004885
I-B-3   990.127720    1.122835     4.331824     5.454659   0.000000  989.004885
II-B-1  964.875432    4.001285     3.618281     7.619566   0.000000  960.874147
II-B-2  964.875531    4.001383     3.618379     7.619762   0.000000  960.874147
II-B-3  964.875448    4.001301     3.618321     7.619622   0.000000  960.874146

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:56                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       84,002.56
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    21,405.51

SUBSERVICER ADVANCES THIS MONTH                                       14,038.43
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5   2,114,204.95

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     397,309,433.86

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          944

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,871,361.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.79257470 %     0.37742110 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.76473310 %     0.38213560 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            4,235,286.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,223,126.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.46800600
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              304.60

POOL TRADING FACTOR:                                                93.80934444


Run:     04/07/05     13:16:56                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       64,247.55
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    16,148.14

SUBSERVICER ADVANCES THIS MONTH                                        6,460.61
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,146,078.03

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     303,652,187.17

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          710

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,863,606.69

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.45182700 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.41933900 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,223,126.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,223,126.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.62727124
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              347.10

POOL TRADING FACTOR:                                                94.21045090


Run:     04/07/05     13:16:56                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,755.01
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,257.37

SUBSERVICER ADVANCES THIS MONTH                                        7,577.82
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     968,126.92

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      93,657,246.69

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          234

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,007,754.94

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.86870600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.85655400 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,012,160.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,000,000.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          4.95164376
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              166.80

POOL TRADING FACTOR:                                                92.53205936

Run:        04/25/05     12:55:17                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5(POOL #  4843)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4843
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XJM6    13,500,000.00  12,701,995.74     5.250000  %    225,810.29
I-A-2   76111XJN4    25,000,000.00  23,032,525.61     5.250000  %    556,733.83
I-A-3   76111XJP9   160,873,000.00 145,114,317.15     5.250000  %  4,459,215.34
I-A-4   76111XJQ7    18,442,000.00  18,442,000.00     5.250000  %          0.00
I-A-5   76111XJR5    20,700,000.00  20,700,000.00     5.250000  %          0.00
I-A-6   76111XJS3       225,000.00     225,000.00     5.250000  %          0.00
I-A-7   76111XJT1    13,133,000.00  12,370,107.00     5.250000  %     78,137.04
I-A-8   76111XJU8     2,733,200.00   2,733,200.00     4.250000  %          0.00
I-A-9   76111XJV6    10,932,800.00  10,932,800.00     5.500000  %          0.00
I-A-10  76111XJW4    16,913,000.00  17,667,682.66     5.250000  %          0.00
I-A-11  76111XJX2       184,000.00     192,210.35     5.250000  %          0.00
I-A-12  76111XJY0    29,957,000.00  29,957,000.00     5.250000  %          0.00
I-A-13  76111XJZ7       784,000.00     784,000.00     5.250000  %          0.00
II-A-1  76111XKA0   100,032,000.00  92,524,630.92     4.500000  %  2,119,699.01
I-A-P   76111XKB8     1,037,881.63     988,629.36     0.000000  %     35,214.21
I-A-V   76111XKC6             0.00           0.00     0.080437  %          0.00
II-A-P  76111XKD4        70,112.73      62,408.99     0.000000  %      3,646.71
II-A-V  76111XKE2             0.00           0.00     0.128842  %          0.00
R-I     76111XKF9           100.00           0.00     5.250000  %          0.00
R-II    76111XKG7           100.00           0.00     4.500000  %          0.00
R-III   76111XKH5           100.00           0.00     5.250000  %          0.00
I-M-1   76111XKJ1     4,674,400.00   4,623,004.44     5.250000  %      5,261.52
I-M-2   76111XKK8     1,289,200.00   1,275,025.10     5.250000  %      1,451.13
I-M-3   76111XKL6       644,700.00     637,611.45     5.250000  %        725.68
II-M-1  76111XKM4       506,400.00     486,586.67     4.500000  %      2,021.96
II-M-2  76111XKN2       202,500.00     194,577.01     4.500000  %        808.54
II-M-3  76111XKP7       151,800.00     145,860.70     4.500000  %        606.11
I-B-1   76111XKQ5       644,600.00     637,512.55     5.250000  %        725.56
I-B-2   76111XKR3       322,300.00     318,756.27     5.250000  %        362.78
I-B-3   76111XKS1       322,353.82     318,809.50     5.250000  %        362.84
II-B-1  76111XKT9       101,200.00      97,240.46     4.500000  %        404.07
II-B-2  76111XKU6        50,600.00      48,620.23     4.500000  %        202.03
II-B-3  76111XKV4       101,284.55      97,321.71     4.500000  %        404.41

-------------------------------------------------------------------------------
                  423,528,632.73   397,309,433.87                  7,491,793.06
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1      55,571.23    281,381.52            0.00       0.00     12,476,185.45
I-A-2     100,767.30    657,501.13            0.00       0.00     22,475,791.78
I-A-3     634,875.14  5,094,090.48            0.00       0.00    140,655,101.81
I-A-4      80,683.75     80,683.75            0.00       0.00     18,442,000.00
I-A-5      90,562.50     90,562.50            0.00       0.00     20,700,000.00
I-A-6         984.37        984.37            0.00       0.00        225,000.00
I-A-7      54,119.22    132,256.26            0.00       0.00     12,291,969.96
I-A-8       9,680.08      9,680.08            0.00       0.00      2,733,200.00
I-A-9      50,108.67     50,108.67            0.00       0.00     10,932,800.00
I-A-10          0.00          0.00       77,296.11       0.00     17,744,978.77
I-A-11          0.00          0.00          840.92       0.00        193,051.27
I-A-12    131,061.87    131,061.87            0.00       0.00     29,957,000.00
I-A-13      3,430.00      3,430.00            0.00       0.00        784,000.00
II-A-1    346,967.37  2,466,666.38            0.00       0.00     90,404,931.91
I-A-P           0.00     35,214.21            0.00       0.00        953,415.15
I-A-V      20,353.92     20,353.92            0.00       0.00              0.00
II-A-P          0.00      3,646.71            0.00       0.00         58,762.28
II-A-V     10,055.82     10,055.82            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
I-M-1      20,225.64     25,487.16            0.00       0.00      4,617,742.92
I-M-2       5,578.23      7,029.36            0.00       0.00      1,273,573.97
I-M-3       2,789.55      3,515.23            0.00       0.00        636,885.77
II-M-1      1,824.70      3,846.66            0.00       0.00        484,564.71
II-M-2        729.66      1,538.20            0.00       0.00        193,768.47
II-M-3        546.98      1,153.09            0.00       0.00        145,254.59
I-B-1       2,789.12      3,514.68            0.00       0.00        636,786.99
I-B-2       1,394.56      1,757.34            0.00       0.00        318,393.49
I-B-3       1,394.79      1,757.63            0.00       0.00        318,446.66
II-B-1        364.65        768.72            0.00       0.00         96,836.39
II-B-2        182.33        384.36            0.00       0.00         48,418.20
II-B-3        364.96        769.37            0.00       0.00         96,917.30

-------------------------------------------------------------------------------
        1,627,406.41  9,119,199.47       78,137.03       0.00    389,895,777.84
===============================================================================















Run:        04/25/05     12:55:17
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5(POOL #  4843)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4843
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   940.888573   16.726688     4.116387    20.843075   0.000000  924.161885
I-A-2   921.301025   22.269354     4.030692    26.300046   0.000000  899.031671
I-A-3   902.042712   27.718855     3.946437    31.665292   0.000000  874.323857
I-A-4  1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-6  1000.000000    0.000000     4.374978     4.374978   0.000000 1000.000000
I-A-7   941.910226    5.949671     4.120857    10.070528   0.000000  935.960555
I-A-8  1000.000000    0.000000     3.541665     3.541665   0.000000 1000.000000
I-A-9  1000.000000    0.000000     4.583334     4.583334   0.000000 1000.000000
I-A-10 1044.621454    0.000000     0.000000     0.000000   4.570219 1049.191673
I-A-11 1044.621456    0.000000     0.000000     0.000000   4.570217 1049.191673
I-A-12 1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
I-A-13 1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
II-A-1  924.950325   21.190209     3.468564    24.658773   0.000000  903.760116
I-A-P   952.545381   33.928917     0.000000    33.928917   0.000000  918.616464
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  890.123595   52.012238     0.000000    52.012238   0.000000  838.111357
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-M-1   989.004885    1.125603     4.326895     5.452498   0.000000  987.879282
I-M-2   989.004887    1.125605     4.326893     5.452498   0.000000  987.879282
I-M-3   989.004891    1.125609     4.326896     5.452505   0.000000  987.879282
II-M-1  960.874152    3.992812     3.603278     7.596090   0.000000  956.881340
II-M-2  960.874131    3.992790     3.603259     7.596049   0.000000  956.881340
II-M-3  960.874160    3.992819     3.603294     7.596113   0.000000  956.881340
I-B-1   989.004879    1.125597     4.326900     5.452497   0.000000  987.879282
I-B-2   989.004879    1.125597     4.326900     5.452497   0.000000  987.879282
I-B-3   989.004878    1.125595     4.326891     5.452486   0.000000  987.879282
II-B-1  960.874127    3.992787     3.603261     7.596048   0.000000  956.881340
II-B-2  960.874226    3.992885     3.603360     7.596245   0.000000  956.881340
II-B-3  960.874150    3.992810     3.603314     7.596124   0.000000  956.881340

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       82,799.66
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    19,603.44

SUBSERVICER ADVANCES THIS MONTH                                        5,446.94
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     963,419.18

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     389,895,777.83

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          927

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,678,873.09

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.76473310 %     0.38213560 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.72565130 %     0.38877030 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            4,235,286.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   5,223,126.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.46830900
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              303.60

POOL TRADING FACTOR:                                                92.05889465


Run:     04/25/05     12:55:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       63,233.40
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    13,692.07

SUBSERVICER ADVANCES THIS MONTH                                        5,446.94
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     963,419.18

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     298,366,323.99

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          697

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,940,252.43

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.41933900 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.37676800 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,223,126.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,223,126.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.62763337
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              345.90

POOL TRADING FACTOR:                                                92.57047077


Run:     04/25/05     12:55:18                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S5 (POOL #  4843)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4843
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,566.26
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,911.37

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      91,529,453.84

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          230

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,738,620.66

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.85655400 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.83486200 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,012,160.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,000,000.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          4.94894609
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              165.70

POOL TRADING FACTOR:                                                90.42982957